Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Third Quarter 2008 Results

HOUSTON, November 6, 2008 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the third quarter 2008.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income for the third quarter 2008 of $37.0 million, or $0.56 per share, compared to net income for the second quarter 2008 of $21.7 million, or $0.33 per share, and a net loss for the third quarter 2007 of $75.4 million, or a $1.55 loss per share.

Revenue was $796.0 million for the third quarter 2008 compared to $812.2 million for the second quarter 2008 and $744.6 million for the third quarter 2007.  EBITDA, as adjusted (as defined below), was $192.8 million for the third quarter 2008 compared to $166.1 million for the second quarter 2008 and $165.9 million for the third quarter 2007.

The merger of Hanover Compressor Company and Universal Compression Holdings, Inc. was completed on August 20, 2007, and periods prior to the merger reflect only Hanover’s results.  Third quarter 2008 results included pretax charges that totaled $4.7 million, or $0.04 per share, including $3.7 million for merger and integration related expenses and $1.0 million for asset impairment charges related to units lost or damaged in Hurricane Ike.  Second quarter 2008 results included pretax charges of $33.3 million, or $0.30 per share, including $31.8 million for estimated cost overruns in the fabrication segment and $1.5 million for merger and integration expenses.  Third quarter 2007 results included pretax charges related to merger, integration and refinancing activities and asset impairment charges that totaled $179.9 million, or $2.37 per share.  All share and per share amounts have been retroactively adjusted to reflect the merger conversion ratio of 0.325 shares of Exterran Holdings common stock for each share of Hanover common stock for all periods discussed or presented.

Stephen A. Snider, Exterran Holdings’ Chief Executive Officer said, “Our overall operating performance in the third quarter improved despite challenges in our markets, as demonstrated by sequential increases in gross margin contribution in each of our North America contract operations, international contract operations and fabrication segments.  We continue to experience good demand for our products and services and an ongoing backlog of new business for our contract operations and sale activities.

“While we are optimistic about the long-term prospects for our business, many of our North American customers have announced or are currently considering reductions in their 2009 capital spending, which may have a negative impact on the demand for our products and services.   Nevertheless, we continue to believe there is potential for increased demand for outsourced compression and other services, and our service infrastructure and fleet position us well to capture that demand.  Further, we continue to see positive developments in the international sector and we again added new business to our contract operations backlog in the third quarter, which now stands at more than $135 million of annualized revenues.”

J. Michael Anderson, Senior Vice President and Chief Financial Officer, added, "With our healthy financial position, we are well positioned to fund existing capital projects and take advantage of growth opportunities.  We expect cash generated by our operations to sustain our maintenance and growth capital expenditures for the foreseeable future.  In addition, we have significant unused availability under our credit facilities to fund short-term needs and other activities.”

Exterran Holdings repurchased 1,087,038 shares of its common stock during the third quarter at an average price of $45.94 per share for a total of approximately $50 million. Including the repurchases made in late 2007, Exterran Holdings has now repurchased approximately $150 million of its common stock under its $200 million share repurchase program.

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $44.4 million for the third quarter 2008 compared to $35.0 million for the second quarter 2008 and $34.7 million for the third quarter 2007.  Net income was $9.4 million for the third quarter 2008 compared to $6.1 million for the second quarter 2008 and $7.5 million for the third quarter 2007.  EBITDA, as further adjusted (as defined below), totaled $22.7 million for the third quarter 2008 compared to $20.3 million for the second quarter 2008 and $19.1 million for the third quarter 2007.  Distributable cash flow (as defined below) totaled $14.8 million for the third quarter 2008 compared to $14.0 million for the second quarter 2008 and $13.5 million for the third quarter 2007.

“Third quarter highlights for Exterran Partners included strong cash flow generation as well as the completion of the acquisition of an additional 254,000 horsepower from Exterran Holdings on July 30,” commented Mr. Snider, Chairman and Chief Executive Officer of Exterran Partners’ general partner.  “Exterran Partners’ outlook remains positive due to its financial position and continuing relationship with Exterran Holdings.”

On October 28, 2008, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the third quarter 2008, compared to $0.425 per limited partner unit for the second quarter 2008 and $0.40 per limited partner unit for the third quarter 2007.  The third quarter 2008 per unit distribution is 15.6 percent higher than that for the third quarter of 2007 and reflects the contribution of the additional contract operations assets Exterran Partners purchased from Exterran Holdings.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their third quarter 2008 earnings release:

•
Teleconference: Thursday, November 6, 2008 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To access the call, United States and Canadian participants should dial 888-727-7721. International participants should dial 913-312-0381 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 3429588.

•	Live Webcast: The webcast will be available in listen-only mode via the Companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 1:30 p.m. Eastern Time on Thursday, November 6, until 1:00 p.m. Eastern Time on Thursday, November 13, 2008. To listen to the replay, please dial 888-203-1112 in the United States and Canada, or 719-457-0820 internationally, and enter access code 3429588.

*****

With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, minority interest, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation and amortization expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.

Exterran Partners, L.P. was formed by Exterran Holdings to provide natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ expectation of continuing healthy market conditions for the remainder of 2008; the ability of Exterran Holdings to experience attractive returns from its North America and international contract operations backlog; the Companies’ operational and financial strategies, and the Companies’ ability to successfully effect those strategies; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services, including demand arising from an increased interest in outsourcing services; the expected benefits to Exterran Partners from its relationship with Exterran Holdings; and the Companies’ expected ability to fund operations, capital expenditures and growth opportunities.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets to Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 thereto, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2007, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (281) 836-7308

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Revenues:
North America contract operations	$197,926	$194,607	$148,986
International contract operations	135,153	125,854	88,457
Aftermarket services	98,275	97,706	75,045
Fabrication	364,608	394,044	432,114
	795,962	812,211	744,602

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	84,440	86,303	64,581
International contract operations	53,884	48,128	35,439
Aftermarket services	78,306	76,681	58,049
Fabrication	292,978	355,284	364,749
Selling, general and administrative	94,533	95,339	71,191
Merger and integration expenses	3,728	1,543	34,008
Early extinguishment of debt	-	-	70,150
Depreciation and amortization	94,286	92,415	66,040
Fleet impairment	1,000	-	61,945
Interest expense	33,364	30,105	38,680
Equity in (income) loss of non-consolidated affiliates	(6,657)	(6,962)	5,005
Other (income) expense, net	5,689	(8,612)	(13,578)
	735,551	770,224	856,259
Income (loss) before income taxes and minority interest	60,411	41,987	(111,657)
Provision (benefit) for income taxes	20,350	17,084	(38,692)
Minority interest, net of taxes	3,028	3,243	2,426
Net income (loss)	$37,033	$21,660	$(75,391)
Earnings (loss) per share - (1):
Basic	$0.57	$0.33	$(1.55)
Diluted (2)	$0.56	$0.33	$(1.55)
Weighted average common and equivalent shares outstanding (1):
Basic	64,940	65,217	48,771
Diluted	68,537	65,904	48,771

(1) Adjusted for the Hanover common share conversion ratio in the merger of Hanover and Universal for the period ended September 30, 2007.
(2) Net income for the diluted earnings per share calculation for the three-month periods ending September 30, 2008, June 30, 2008 and September 30, 2007 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to the Company's convertible senior notes totaling $1.2 million, zero and zero, respectively.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Revenues:
North America contract operations	$197,926	$194,607	$148,986
International contract operations	135,153	125,854	88,457
Aftermarket services	98,275	97,706	75,045
Fabrication	364,608	394,044	432,114
Total	$795,962	$812,211	$744,602

Gross Margin (1):
North America contract operations	$113,486	$108,304	$84,405
International contract operations	81,269	77,726	53,018
Aftermarket services	19,969	21,025	16,996
Fabrication	71,630	38,760	67,365
Total	$286,354	$245,815	$221,784

Selling, General and Administrative	$94,533	$95,339	$71,191
% of Revenues	12%	12%	10%

EBITDA, as adjusted (1)	$192,789	$166,050	$165,909
% of Revenues	24%	20%	22%

Capital Expenditures (2)	$119,831	$153,664	$90,714
Less: Proceeds from Sale of PP&E	(18,418)	(23,724)	(8,591)
Net Capital Expenditures	$101,413	$129,940	$82,123

Gross Margin Percentage:
North America contract operations	57%	56%	57%
International contract operations	60%	62%	60%
Aftermarket services	20%	22%	23%
Fabrication	20%	10%	16%
Total	36%	30%	30%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income (loss)	$37,033	$21,660	$(75,391)
Depreciation and amortization	94,286	92,415	66,040
Fleet impairment	1,000	-	61,945
Impairment of investment in non-consolidated affiliates	-	-	6,743
Early extinguishment of debt	-	-	70,150
Interest expense	33,364	30,105	38,680
Merger and integration expenses	3,728	1,543	34,008
Minority interest	3,028	3,243	2,426
Provision (benefit) for income taxes	20,350	17,084	(38,692)
EBITDA, as adjusted (1)	192,789	166,050	165,909
Selling, general and administrative	94,533	95,339	71,191
Equity in (income) loss of non-consolidated affiliates	(6,657)	(6,962)	5,005
Impairment of investment in non-consolidated affiliates	-	-	(6,743)
Other (income) expense	5,689	(8,612)	(13,578)
Gross Margin (1)	$286,354	$245,815	$221,784

	September 30,	June 30,	September 30,
	2008	2008	2007

Debt	$2,467,773	$2,273,087	$2,246,063
Stockholders' Equity	3,239,237	3,239,728	3,151,359
Capitalization	$5,707,010	$5,512,815	$5,397,422
Total Debt to Capitalization	43.2%	41.2%	41.6%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

(2) Excludes $108.4 million to acquire EMIT Water Discharge Technology, LLC during the three months ended September 30, 2008.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands; dollars in millions)

	September 30,	June 30,	September 30,
	2008	2008	2007
Total Available Horsepower (at period end):
North America contract operations	4,540	4,504	4,475
International contract operations	1,478	1,456	1,442
Total	6,018	5,960	5,917

Total Operating Horsepower (at period end):
North America contract operations	3,452	3,472	3,719
International contract operations	1,359	1,367	1,290
Total	4,811	4,839	5,009

Horsepower Utilization (at period end):
North America contract operations	76%	77%	83%
International contract operations	92%	94%	89%
Total	80%	81%	85%

	September 30,	June 30,	September 30,
	2008	2008	2007
Fabrication Backlog:
Compression & accessory	$359	$327	$395
Production & processing	732	821	720
Total	$1,091	$1,148	$1,115

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007

Revenue	$44,390	$34,999	$34,711

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	19,900	15,937	14,986
Depreciation and amortization	7,542	5,811	5,160
Selling, general and administrative	2,423	4,745	3,400
Interest expense	4,967	3,445	3,560
Other (income) expense, net	-	(1,129)	(9)
Total costs and expenses	34,832	28,809	27,097
Income before income taxes	9,558	6,190	7,614
Income tax expense	147	111	132
Net income	$9,411	$6,079	$7,482

General partner interest in net income	$432	$186	$150

Limited partner interest in net income	$8,979	$5,893	$7,332

Weighted average limited partners units outstanding:
Basic	18,305	16,679	16,285

Diluted	18,320	16,779	16,334

Earnings per limited partner unit:
Basic	$0.49	$0.35	$0.45

Diluted	$0.49	$0.35	$0.45

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	September 30,		June 30,		September 30,
	2008		2008		2007

Revenue	$44,390		$34,999		$34,711

Gross Margin, as adjusted (1)	$28,063		$22,561		$22,572

EBITDA, as further adjusted (1)	$22,694		$20,313		$19,116
% of Revenue	51%		58%		55%

Capital Expenditures	$4,390		$7,503		$7,627
Less: Proceeds from Sale of Compression Equipment	-		(5,275)		-
Net Capital Expenditures	$4,390		$2,228		$7,627

Gross Margin percentage, as adjusted	63%		64%		65%

Distributable cash flow (2)	$14,798		$14,039		$13,496

Distributions per Limited Partner Unit	$0.4625		$0.425		$0.40
Distribution to All Unitholders, including Incentive Distributions	$9,264		$8,346		$6,808
Distributable Cash Flow Coverage	1.60	x	1.68	x	1.98	x

	September 30,		June 30,		September 30,
	2008		2008		2007

Debt	$399,750		$217,000		$220,000
Total Partners' Capital	175,151		151,214		147,769
Capitalization	$574,901		$368,214		$367,769
Total Debt to Capitalization	70%		59%		60%
EBITDA, as further adjusted (1) to Interest Expense	4.6	x	5.9	x	5.4	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$9,411	$6,079	$7,482
Income tax expense	147	111	132
Depreciation and amortization	7,542	5,811	5,160
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	3,589	3,499	2,847
Non-cash selling, general and administrative costs	(2,962)	1,368	792
Non-recurring cash selling, general and administrative reimbursement (1)	-	-	(848)
Interest expense, net of interest income	4,967	3,445	3,551
EBITDA, as further adjusted (2)	22,694	20,313	19,116
Cash selling, general and administrative costs	5,385	3,377	2,608
Plus: Non-recurring cash selling, general and administrative reimbursement (1)	-	-	848
Less: cap on selling, general and administrative costs provided by EXH	(16)	-	-
Less: other income, expense, net	-	(1,129)	-
Gross Margin, as adjusted for operating cost caps provided by EXH (2)	$28,063	$22,561	$22,572
Other income, expense, net	-	1,129	-
Less: Gain on sale of compression equipment	-	(1,119)	-
Less: Cash interest expense	(4,835)	(3,286)	(3,501)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(5,369)	(3,377)	(2,608)
Less: Income tax expense	(147)	(111)	(132)
Less: Maintenance capital expenditures	(2,914)	(1,758)	(1,987)
Less: Non-recurring cash selling, general and administrative reimbursement (1)	-	-	(848)
Distributable cash flow (3)	$14,798	$14,039	$13,496

Cash flows from operating activities	$10,311	$11,824	$11,305
Amortization of debt issuance cost	(94)	(88)	(59)
Amortization of fair value of acquired interest rate swaps	(38)	(71)	-
Cap on operating and selling, general and administrative costs provided by EXH	3,589	3,499	2,847
Interest expense, net of interest income	4,967	3,445	3,551
Cash interest expense	(4,835)	(3,286)	(3,501)
Maintenance capital expenditures	(2,914)	(1,758)	(1,987)
Change in assets and liabilities	3,812	474	2,188
Less: Non-recurring cash selling, general and administrative reimbursement (1)	-	-	(848)
Distributable cash flow (3)	$14,798	$14,039	$13,496

(1) Consists of a cash reimbursement from Exterran Holdings of non-cash merger-related expenses incurred by Exterran Partners.
(2) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(3) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007

Total Available Horsepower (at period end)	1,017	742	703

Total Operating Horsepower (at period end)	909	651	664

Average Operating Horsepower	816	652	632

Horsepower Utilization:
Spot (at period end)	89%	88%	95%
Average	89%	89%	95%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,716	1,624	1,201

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,428	4,393	4,365

% of U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	38.8%	37.0%	27.5%